UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 15, 2007
Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas	77043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 467-2221
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.

(e) Compensation Arrangements of Certain Officers

SIGNATURES

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.
     (e) Compensation Arrangements of Certain Officers
2007 Annual Incentive Plans
     Effective on February 15, 2007, objectives were established to be used for calculating 2007 annual incentive compensation for the Company’s principal executive officer, principal financial officer and the other named executive officers, as approved by the Compensation Committee (the “Committee”) of the Board of Directors of Dresser-Rand Group Inc. (the “Company”). The target incentive compensation for Vincent R. Volpe Jr., the Company’s principal executive officer is 100% of base salary, for Leonard M. Anthony, the Company’s principal financial officer, 75% of base salary, and for Walter J. Nye, Bradford W. Dickson and Stephen A. Riordan, the Company’s other named executive officers, 50% of base salary. The target percentage will be applied to the respective base salaries in effect on December 31, 2007. The maximum incentive compensation that can be earned in 2007 is 150%, 112.5%, 75%, 75% and 75% of the target incentive compensation, respectively, for Messrs. Volpe, Anthony, Nye, Dickson and Riordan. If only 80% of an objective is achieved, then no incentive compensation will be paid for that objective. The Committee may exercise discretion in special circumstances to make awards.
     The annual incentive payments are determined by a combination of financial objectives of the Company and individual objectives. The financial objectives of the Company are key performance factors based upon the Company’s annual operating plan approved by the Company’s Board of Directors. Each financial objective of the Company is assigned a specific weight expressed in percentage terms.
     Individual objectives are qualitative performance factors, including achieving goals that are in line with the Company’s strategic focus and the Company’s governance policies. The individual objectives are also assigned a specific weight expressed in percentage terms.
     The financial objectives of the Company are collectively weighted at 80% for all named executive officers except Messrs. Volpe, Nye and Dickson. For Mr. Volpe, a weight of 10% is assigned to the discretion of the Company’s Board of Directors. For Mr. Nye, the financial objectives of the Company are collectively weighted at 60%, while business unit objectives are collectively weighted at 20%. For Mr. Dickson, the financial objectives of the Company are collectively weighted at 40%, while business unit objectives are collectively weighted at 40%. The individual objectives for all named executive officers are collectively weighted at 20%.

2007-2008 Long-Term Incentive Plan Awards
     Also effective on February 15, 2007, the Committee approved the following time-based restricted stock, restricted stock units, stock options and stock appreciation rights grants under the Company’s 2005 Stock Incentive Plan for the Company’s principal executive officer, principal financial officer and the other named executive officers. The 2007 grants vest one-quarter each year, beginning February 15, 2008, and the 2008 grants vest one-quarter each year, beginning February 15, 2009:

			Restricted		Stock
		Restricted	Stock	Stock	Appreciation
Name	Year	Stock	Units	Options	Rights
Vincent R. Volpe Jr.	2007	39,220	—	154,480	—
	2008	40,790	—	145,660	—

Leonard M. Anthony	2007	6,130	—	24,130	—
	2008	6,130	—	21,880	—

Walter J. Nye	2007	—	6,830	—	26,880
	2008	—	6,830	—	24,370

Bradford W. Dickson	2007	6,120	—	24,100	—
	2008	6,120	—	21,850	—

Stephen A. Riordan	2007	2,670	—	10,510	—
	2008	2,670	—	9,530	—

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC (Registrant)
Date: January 22, 2007	By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Vice President, General Counsel and Secretary

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